UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 01, 2024

METHODE ELECTRONICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33731	36-2090085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 West Bryn Mawr Avenue
Chicago, Illinois		60631-3518
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 867-6777

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	MEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, Avi Avula, the Chief Executive Officer of Methode Electronics, Inc. (the “Company”), informed the Company’s Board of Directors of his decision to resign, effective immediately. Mr. Avula was deemed to have resigned as a director of the Company at the same time in accordance with the terms of his Offer Letter dated as of December 18, 2023. The Board of Directors has initiated an external search process in order to identify Mr. Avula’s successor. Until a permanent successor is identified, the Company has arranged for Kevin Nystrom to serve as the Company’s interim Chief Executive Officer. Mr. Nystrom is a partner and managing director of AlixPartners, a business advisory firm currently providing a number of consulting services to the Company. The Company has previously announced plans to appoint David Rawden of AlixPartners as its interim Chief Financial Officer following the announced retirement of Ronald Tsoumas from that role effective July 12, 2024, as disclosed in its Current Report on Form 8-K filed April 8, 2024. In connection with the services to be provided by Mr. Nystrom, the Company will pay AlixPartners an additional consulting fee of $70,000 per week, and has also agreed to indemnify AlixPartners against certain liabilities in connection with the engagement.

Mr. Nystrom, age 64, has been a Partner and Managing Director at AlixPartners LLP since 1999. Mr. Nystrom’s assignments through AlixPartners have included being Interim Chief Executive Officer for iAero Group Holdings, an airline, from March 2022 to April 2024, Chief Restructuring Officer at Blackhawk Mining, a coal mining company, from April 2019 to November 2019 and Chief Restructuring Officer at Mission Coal, a coal mining company from September 2018 to March 2019. Mr. Nystrom has a Bachelor of Arts in accounting from the University of South Dakota and is a member of the American Institute of CPAs.

Except through his position at AlixPartners noted above, there are no arrangements or understandings between Mr. Nystrom and any other person pursuant to which he was selected as interim Chief Executive Officer. There are no family relationships between Mr. Nystrom and any director or executive officer of the Company. Except through the Company’s engagement of AlixPartners for consulting and executive services noted above, the Company has not entered into any transactions with Mr. Nystrom that are reportable pursuant to Item 404(a) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has paid AlixPartners approximately $1.4 million for consulting services to date. Future payments under this engagement cannot be estimated at this time.

Item 7.01 Regulation FD Disclosure.

A copy of the press release regarding these matters is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Following the resignation of Mr. Avula, the Board of Directors decreased the size of the Board from eleven members to ten.

The Board of Directors also appointed Mark Schwabero, an independent director, to the role of Vice Chairman of the Board.

Item 9.01 Financial Statements and Exhibits.

d)
Exhibits:

Exhibit Number	Description
99.1	Press Release of Methode Electronics, Inc. dated May 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Methode Electronics, Inc.

Date:	May 6, 2024	By:	/s/ Kerry A. Vyverberg
Kerry A. Vyverberg General Counsel